FOR IMMEDIATE RELEASE	CONTACT: Mike McMahon
Redwood Trust, Inc.	Managing Director
Tuesday, January 28, 2014	(415) 384-3805

Redwood Trust, Inc. Announces Dividend Distribution Tax Information for 2013

MILL VALLEY, CA –January 28, 2014 – Redwood Trust, Inc. (NYSE: RWT) today announced tax information regarding its dividend distributions for 2013.

Shareholders should check the tax statements they receive from their brokerage firms to confirm the Redwood dividend distribution information reported in those statements conforms to the information reported here.  Set forth in this press release are Redwood's expectations with respect to federal income tax.  Shareholders should consult their tax advisors to determine the amount of taxes that should be paid on Redwood's dividend distributions for federal, state, and other income tax purposes.

All of the common stock dividend distributions paid during 2013 are reportable on shareholders' 2013 federal income tax returns, including four $0.28 per share quarterly regular dividend distributions. Thus, for 2013, Redwood shareholders that held stock for this entire period should report a total of $1.12 per share of common stock dividend distributions for federal income tax purposes.

Under the federal income tax rules applicable to real estate investment trusts (“REITs”), Redwood's 2013 dividend distributions are expected to be characterized for income tax purposes as 89% ordinary income and 11% return of capital.  None of Redwood's 2013 dividend distributions are expected to be characterized for federal income tax purposes as long-term capital gain dividends.

As a REIT, the portion of Redwood's dividend distributions that are characterized as ordinary income under the applicable federal income tax rules are generally taxed at full ordinary income tax rates.  The portion of Redwood's dividend distributions characterized as a return of capital under the applicable federal income tax rules are not generally taxable (provided it does not exceed a shareholder's tax basis in their Redwood shares), and it reduces a shareholder's basis for shares held at each quarterly distribution date (but not to below zero).

The table below provides more detailed information on the expected federal income tax characterization for each of Redwood's common stock dividend distributions that were paid for 2013.

Common Stock (CUSIP 758075 40 2)

Dividend Distribution Type	Declaration Dates	Record Dates	Payable Dates	Total Distribution Per Share	Ordinary Income	Return of Capital	Long- Term Capital Gains	# of Shares	Total $ Paid
Regular	2/20/2013	3/15/2013	3/29/2013	$0.2800	$0.2501	$0.0299	$0.0000	81,696,701	$22,875,076
Regular	5/16/2013	6/14/2013	6/28/2013	$0.2800	$0.2501	$0.0299	$0.0000	82,124,570	$22,994,880
Regular	8/6/2013	9/13/2013	9/30/2013	$0.2800	$0.2501	$0.0299	$0.0000	82,330,146	$23,052,441
Regular	11/25/2013	12/13/2013	12/27/2013	$0.2800	$0.2501	$0.0299	$0.0000	82,439,450	$23,083,046
			Total	$1.1200	$1.0004	$0.1196	$0.0000		$92,005,443

For shareholders that are corporations, Redwood's dividend distributions are not generally eligible for the corporate dividends-received deduction.

No portion of Redwood's 2013 dividend distributions are expected to consist of unrelated business taxable income (UBTI), which is subject to specialized tax reporting and other rules applicable for certain tax exempt investors.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, (i) that the expectations described herein change when Redwood's 2013 federal income tax return is completed and filed in 2014 and (ii) the other risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2012, under the caption "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: the expected characterization for federal income tax purposes of Redwood's 2013 dividend distributions.